UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2007

Volcano Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52045 (Commission File Number)	33-0928885 (I.R.S. Employer Identification No.)

2870 Kilgore Road Rancho Cordova, California (Address of principal executive offices)	95670 (Zip Code)
(800) 228-4728
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On June 6, 2007, the Corporate Governance Committee of the Board of Directors (the “Board”) of Volcano Corporation (the “Company”) recommended to the Board, and the Board subsequently approved on June 7, 2007, the election of John Onopchenko to the Board, to serve until the Company’s 2010 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Onopchenko was also named as a member of the Corporate Governance Committee of the Board.
     On June 7, 2007, in accordance with the Company’s Director Compensation Policy, the Board granted to Mr. Onopchenko under the Company’s 2005 Equity Compensation Plan (the “2005 Plan”) (i) a nonstatutory stock option to purchase 20,000 shares of the Company’s common stock (the “Initial Grant”) and (ii) a nonstatutory stock option to purchase 8,000 shares of the Company’s common stock (the “Annual Grant”). The Initial Grant and Annual Grant were each granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Initial Grant vests as to 1/48th of the shares subject to the option per month commencing on the date of grant and the Annual Grant vests as to 1/12th of the shares subject to the option per month commencing on the date of grant; provided, however, that in each case all vesting will cease if Mr. Onopchenko resigns from the Board or otherwise ceases to serve as director, unless the Board determines that the circumstances warrant continuation of vesting. Notwithstanding the foregoing, the Initial Grant and Annual Grant will each fully vest immediately if there is a Change of Control (as defined in the 2005 Plan) and Mr. Onopchenko will cease to serve as a director of the Company (or as a director of the successor corporation) as a result of such Change in Control.
     Pursuant to the Company’s Director Compensation Policy, Mr. Onopchenko will be eligible to receive an annual retainer fee of up to $24,000 and will be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at and participation in Board meetings. In addition, Mr. Onopchenko will be eligible to receive $500 for attendance at each Board meeting and an annual retainer fee of up to $1,000 for serving as a member of the Corporate Governance Committee of the Board.
     The Company also entered into a standard form of indemnity agreement with Mr. Onopchenko (the “Indemnity Agreement”). The Indemnity Agreement provides, among other things, that the Company will indemnify Mr. Onopchenko, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.
     The Company’s standard form of indemnity agreement was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-132678), as amended, as filed on March 24, 2006, and is incorporated herein by reference.
     (e) On June 7, 2007, at the 2007 Annual Meeting of Stockholders of the Company (the “2007 Annual Meeting”), the Company’s stockholders approved (i) certain amendments to the 2005 Plan and (ii) the adoption of the Company’s 2007 Employee Stock Purchase Plan (the “2007 ESPP”).

Amendments to the 2005 Plan
     The 2005 Plan provides for the grant of (i) incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to the Company’s employees, including its executive officers, and to the Company’s subsidiary corporations’ employees and (ii) nonstatutory stock options, restricted stock awards, which may be “qualified performance-based compensation” under Section 162(m) of the Code, restricted stock units and stock appreciation rights to the Company’s employees, including its executive officers, directors and consultants, and employees, directors and consultants of the Company’s subsidiaries. The Board, or a duly authorized committee of the Board, administers the 2005 Plan including the amounts payable and terms of the awards granted thereunder. At the 2007 Annual Meeting, the Company’s stockholders approved an amendment to the 2005 Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder by 3,500,000 shares. As a result of the foregoing amendment, the aggregate number of shares of common stock that may be issued pursuant to awards granted under the 2005 Plan, as amended, is 11,662,558 shares.
     Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation paid to a covered employee exceeds $1 million. In order to preserve the Company’s tax deductions on stock awards granted under the 2005 Plan, Section 162(m) of the Code requires that the Company’s stockholders approve certain limitations on these awards. At the 2007 Annual Meeting, the Company’s stockholders approved amendments to the 2005 Plan that provide that no person may be granted stock options covering more than 1,000,000 shares of the Company’s common stock during any calendar year and that no person may be granted performance stock awards (including restricted stock awards and restricted stock units) covering more than 1,600,000 shares of the Company’s common stock during any calendar year. At the 2007 Annual Meeting, the Company’s stockholders also approved the performance criteria to be used in connection with performance-based stock awards granted under the 2005 Plan.
2007 ESPP
     The purpose of the 2007 ESPP is to provide a means by which eligible employees of the Company and its subsidiary companies, including the Company’s executive officers, may purchase shares of the Company’s common stock at periodic purchase dates through their accumulated payroll deductions at a discount to fair market value. Shares of the Company’s common stock are offered under the 2007 ESPP through a series of offering periods of such duration as determined by the Board, provided that in no event may an offering period exceed 27 months. Each offering period consists of one or more purchase dates as determined by the Board prior to the commencement of that offering period. The Board has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period. The purchase price per share at which shares of the Company’s common stock are sold on each purchase date during an offering period shall not be less than the lesser of (a) 85% of the fair market value per share of the Company’s common stock on the first day of the offering, or (b) 85% of the fair market value per share of the Company’s common stock on that purchase date. The aggregate number of shares of common stock that may be issued under the 2007 ESPP is 500,000 shares, plus an annual increase for ten years beginning on January 1, 2008 and ending on (and including) January 1, 2017, equal to the lesser of (i) one and one-half percent (1.5%) of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (ii) six hundred thousand (600,000) shares of common stock. However, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. The Board, or a duly authorized committee of the Board, administers the 2007 ESPP, and has the final power to construe and interpret the terms of the 2007 ESPP and the purchase rights granted thereunder.
     A more detailed summary of the material features of the 2005 Plan, as amended, and the 2007 ESPP are set forth in the Company’s definitive proxy statement for the 2007 Annual Meeting, filed with the Securities and Exchange Commission on April 27, 2007 (the “Proxy Statement”). The foregoing summary and the summary in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2005 Plan, as amended, and 2007 ESPP, which are filed as Appendix A and Appendix B, respectively, to the Proxy Statement and are incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation
By:	/s/ John T. Dahldorf
John T. Dahldorf
Chief Financial Officer

Date: June 13, 2007